                                                                    EXHIBIT 99.1

            EMPIRE  RESORTS  ADVANCES  ACQUISITION  OF CONCORD AND  GROSSINGER'S
RESORT PROPERTIES

            MONTICELLO,  NY--March  4,  2005--Empire  Resorts,  Inc.  ("Empire")
(NASDAQ:  NYNY)  announced  today that Empire and Concord  Associates LP and its affiliate entered into an agreement and plan of merger and  contribution,  which amends,  restates and supersedes a November 2004 letter agreement  regarding the acquisition by Empire of the Concord and  Grossinger's  resort  properties.  The action  follows a  favorable  6-3 vote in the  Sullivan  County  Legislature  on
February 10, 2005,  approving five Native  American  casinos for Sullivan County and the  introduction  by Governor George E. Pataki of a bill pending in the New
York State  Legislature for the global settlement of Native American land claims and authorization for gaming compacts for Catskill casinos.  Concord  Associates
LP is a joint venture owned by Westchester New York Developer Louis Cappelli and
Reckson  Strategic  Venture  Partners,   a  real  estate  venture  capital  fund
originally formed by Reckson Associates Realty Corp. ("Reckson"; NYSE:RA), which was spun-off to Reckson shareholders as part of Frontline Capital Group in 1998.

            Under the  agreement and plan of merger and  contribution,  executed
March 3, 2005, the parties agreed to close the transaction immediately after the approval  of  Empire's  shareholders  and any  required  consent  of  holders of
Empire's  convertible  notes is obtained,  waiving a prior condition in the 2004 letter  agreement  that  land  designated  for  Native  American  gaming  at the
Monticello  Raceway or the Concord  Resort  first be  transferred  to the United
States to be held in trust for a Native American Nation. The parties also agreed to structure the transaction as an acquisition by a newly-formed holding company that  would be named  and whose  shares  would  continue  to be traded as Empire
Resorts,  Inc. Following the acquisition,  the new company will own the combined assets of Empire and the transferors.

            Robert Berman,  CEO of Empire Resorts said,  "With this  transaction
Empire is well positioned to develop two of the five allotted  Catskills casinos provided  for in the  pending  legislation.  This is good  for our  shareholders because it will allow us to quickly combine our resources."

            Scott Rechler, CEO of Reckson,  added, "I look forward to completing the  transaction  and  continuing  to work with  Empire  to bring  gaming to the
Catskills."

            The  acquisition  includes  casino and hotel  development  sites, 72
holes  of  golf  --  including  the  Monster,   International,   Challenger  and
Grossinger's  golf courses.  As consideration  for the  acquisition,  18 million common shares of the new Empire entity will be issued to Concord  Associates LP, representing  approximately  40% of the total  number of issued and  outstanding common  shares of Empire after the  closing,  on a fully  diluted  basis and the assumption of related debt. Upon closing of the  transaction,  it is anticipated that both Scott Rechler and Louis Cappelli will become members of Empire's board of directors.

            Empire has previously announced plans for development and management of two separate Class III" Native American casino in the Catskill Mountains. The agreements  with two  different  tribes - the Cayuga  Nation of New York and the

Seneca-Cayuga  Tribe  of  Oklahoma  terminate  in June  2005  and  August  2005, respectively.  With the Concord and  Grossinger's  acquisitions,  Empire will be able to pursue two of the five  casino  development  opportunities  in  Sullivan
County, NY -- one at Monticello Raceway and the other at the Concord properties.
The company will also re-develop the Grossinger's Resort.

            Statements  in this press release  regarding the company's  business that are not  historical  facts are  "forward-looking  statements"  that involve risks and uncertainties,  including the need for regulatory approvals, financing and successful completion of construction. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private  Securities  Litigation Reform Act of 1994, and
as such, speak only as of the date made. To the extent the content of this press release  includes  forward-looking  statements,  they involve  various risks and uncertainties  including  (i) the risk that the various  approvals  necessary as described  herein and other  approvals  required to be obtained  from the United
States  Congress,  the Bureau of Indian  Affairs,  the  National  Indian  Gaming
Regulatory  Commission,  the Governor of the State of New York and various other federal,  State and local governmental entities are not received,  (ii) the risk that financing  necessary for the proposed  programs or projects may not be able
to  be  obtained  because  of  credit  factors,   market   conditions  or  other
contingencies,  (iii) the risk that sovereign  Native  American  governments may exercise  certain broad rights with regard to termination of its agreements with the company (iv) the risk of  non-compliance  by various  counterparties  of the related  agreements,  and (v) general  risks  affecting the company as described from  time to time in it's  reports  filed  with  the  Securities  and  Exchange
Commission.  For a full discussion of such risks and uncertainties,  which could cause  actual  results to differ  from those  contained  in the  forward-looking statements,  see "Risk Factors" in the company's  Annual Report or Form 10-K for the most recently ended fiscal year.

Contact:
     Empire Resorts, Inc.
     Charles A. Degliomini, 845-807-0001
     cdegliomini@empireresorts.com